UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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SUPPORT.COM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Stephen E. Gillette, Esq. Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 (650) 739-3997	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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________________

SUPPLEMENT TO PROXY STATEMENT

OF

SUPPORT.COM, INC.

________________

This document (this “Supplement”) supplements the revised definitive proxy statement dated May 12, 2016 (the “Proxy Statement”) filed on Schedule 14A by Support.com, Inc. (“Support.com“ or the “Company”) in connection with Support.com’s 2016 Annual Meeting of Stockholders to be held on June 24, 2016 (the “2016 Annual Meeting”). The Proxy Statement was mailed to Support.com stockholders on or about May 17, 2016.

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and this Supplement should be read in conjunction with the Proxy Statement. To the extent the following information differs from, updates or conflicts with information contained in the Proxy Statement, the information contained below is more current. If you need another copy of the Proxy Statement, please contact Mackenzie Partners, Inc. (“Mackenzie Partners”), the proxy solicitor assisting Support.com in connection with the Annual Meeting. To contact Mackenzie Partners, stockholders may call (212) 929-5500 (Call Collect) or Toll-Free (800) 322-2885, or email Mackenzie Partners at proxy@mackenziepartners.com.

Supplemental Disclosures

On June 13, 2016, Support.com announced that the two leading proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) have both recommended against the VIEX Group being given control of the Board of Directors of Support.com (the “Board”) at the 2016 Annual Meeting. Both proxy advisory firms, in reaching their recommendations, recognized the VIEX Group’s failure to provide any specific and viable alternative strategic plan or any viable and substantive proposals on how it would drive the creation of long-term stockholder value were it to obtain control of the Support.com Board. Support.com remains particularly concerned with the VIEX Group’s failure to explain how such an abrupt change in control of the Support.com Board, at a pivotal and critical time in Support.com’s trajectory, would be accomplished so as not to cause significant and substantial harm to Support.com’s business, prospects and relationships with its customers, employees, and partners.

On June 13, 2016, Support.com also announced that Jim Stephens and Toni Portmann have decided not to stand for reelection to the Board at the 2016 Annual Meeting. As a result, all references to (x) Mr. Stephens and Ms. Portmann as director nominees should be deemed to be removed from the Proxy Statement, and (y) the Board's recommended nominees for election at the 2016 Annual Meeting now consists of only the following four nominees who are described in the Proxy Statement and named in Support.com’s WHITE proxy card: Elizabeth Cholawsky (our Chief Executive Officer) and Elizabeth Fetter, Lowell Robinson and Tim Stanley, our three newest independent directors who were added to the Board within the past ninety days. In light of the foregoing and notwithstanding that six directors are to be elected to the Board at the 2016 Annual Meeting, the Board is now proposing, pursuant to Proposal No. 1, only four (4) nominees for election to the Board, Elizabeth Cholawsky, Elizabeth Fetter,

Lowell Robinson and Tim Stanley, each to serve until the 2017 annual meeting of stockholders and, thereafter, until their successors are duly elected and qualified.

The first seven paragraphs and the last paragraph of the section of the Proxy Statement entitled “PROPOSAL NO. 1 - ELECTION OF DIRECTORS” contained on pages 34 to 38 of the Proxy Statement are hereby superseded and replaced by the disclosure set forth below under the same caption.

Your Board does not intend to circulate an updated WHITE proxy card as any votes with respect to Mr. Stephens or Ms. Portmann will be disregarded. If you have already submitted a WHITE proxy card, the persons named as proxies therein will vote your shares of common stock, par value $0.0001 per share, of Support.com (the “Common Stock”) as indicated on the proxy card that you submitted. However, because Mr. Stephens and Ms. Portmann have withdrawn themselves from consideration as nominees on Support.com’s slate of director nominees, the persons named as proxies on the WHITE proxy card will vote in the manner indicated on the WHITE proxy card submitted only with respect to the remaining four director nominees unanimously recommended by the Board, Elizabeth Cholawsky, Elizabeth Fetter, Lowell Robinson and Tim Stanley.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board has nominated incumbent directors Elizabeth Cholawsky, Elizabeth Fetter, Lowell Robinson and Tim Stanley to be reelected to serve until the 2017 annual meeting of stockholders and thereafter until their successors are duly elected and qualified. Holders of proxies solicited hereby will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s four highly-qualified and very experienced nominees.

We believe our four (4) continuing director nominees have the integrity, knowledge, breadth of relevant and diverse experience and commitment necessary to navigate our company through the complex and dynamic business environment in which we operate and to create long-term value for our stockholders. Each of our four (4) director nominees was recommended by the Nominating and Governance Committee to the Board, which unanimously approved their nomination. The recommendations of your Board are based on its carefully considered judgment that the experience, record and qualifications of each of its nominees make them the best candidates to serve on the Board.

Your Board’s current recommended slate of four (4) director nominees, which includes three nominees who have joined the Board since March 2016, reflects its continuing commitment to recruit new independent and highly-qualified directors that have perspectives, insights, experiences and competencies that expand the depth and breadth of the Board. In selecting the four (4) director nominees that we are proposing for election, your Board has focused on selecting experienced, independent Board candidates who will work together constructively with a focus on operational excellence, financial strength and the creation of stockholder value.

The nominees recommended by the Board and continuing to stand for re-election have consented to serving as nominees for election to the Board, to being named in the Proxy Statement and to serving as members of the Board if elected by Support.com’s stockholders. As of the date hereof, Support.com has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board upon the recommendation of its Nominating and Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If any substitute nominees are so designated, Support.com will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

We have received notice from VIEX Opportunities Fund, LP — Series One, an affiliate of VIEX, which owns together with BLR Partners LP, Bradley L. Radoff and Joshua E. Schechter, approximately 14.9% of Support.com’s Common Stock, expressing the intention of VIEX to nominate five (5) director candidates for election to our Board at the Annual Meeting. The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of shares of our Common Stock, voting in person or by proxy, at the Annual Meeting is required to elect each nominee as a director. Accordingly, the six (6) nominees receiving the highest number of “FOR” votes will be elected. A withhold vote for a director nominee and broker non-votes, if any, will be counted as present for purposes of determining the presence of a quorum at the meeting but will not counted as a vote cast. Banks, brokers and other nominees holding shares in “street name“ are not entitled to vote on the proposal unless instructed by the beneficial owner.

Our Board urges you NOT to sign or return any gold proxy card that may be sent to you by the VIEX Group. Voting to “WITHHOLD“ with respect to any of the VIEX Group’s director candidates on its proxy card is not the same as voting for Support.com’s nominees because a vote to “WITHHOLD“ with respect to any of the VIEX Group’s nominees on its proxy card will revoke any WHITE proxy you previously submitted. If you have already voted using the VIEX Group’s gold proxy card, you have every right to change your vote by using the WHITE proxy card or by voting over the Internet, by telephone or in person at the Annual Meeting. Only the latest dated, valid proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?“ If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885.

The WHITE proxy card will not be voted for more than four (4) candidates or for anyone other than the Board’s nominees or designated substitutes. Unless otherwise instructed, the persons named in the proxy will vote to elect Elizabeth Cholawsky, Elizabeth Fetter, Lowell Robinson and Tim Stanley to the Board, unless, by marking the appropriate space on the WHITE proxy card, the stockholder instructs that he, she or it withholds authority from the proxy holder to vote with respect to a specified candidate(s).

While six (6) directors will be elected at the 2016 Annual Meeting, this Proxy Statement is soliciting votes to elect only the Board’s continuing four (4) nominees, Elizabeth Cholawsky, Elizabeth Fetter, Lowell Robinson and Tim Stanley. Accordingly, stockholders who vote on the WHITE proxy card will only be able to vote for the Board's four (4) nominees and will not have the opportunity to vote on the WHITE proxy card for the two additional seats up for election at the 2016 Annual Meeting. You will not be able to vote on the WHITE proxy card for any of VIEX's nominees for director. You can only vote for one or more of the VIEX Group's nominees by signing and returning a proxy card provided by the VIEX Group or by requesting a legal proxy and casting your ballot in person by attending the Annual Meeting. Stockholders interested in being able to vote at the 2016 Annual Meeting for a combined slate of director nominees that includes nominees recommended by Support.com and the VIEX Group, should contact MacKenzie Partners which will be able to provide stockholders with assistance on how to vote their shares for such a combined slate.

BOARD RECOMMENDATION

The Board unanimously recommends that stockholders “FOR” the election of all four (4) of the Board’s remaining highly-qualified and very experienced nominees, Elizabeth Cholawsky (our Chief Executive Officer) and Elizabeth Fetter, Lowell Robinson, and Tim Stanley, our three newest independent directors who joined our Board within the past ninety days.

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